UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10350 Science Center Drive, Suite 210 San Diego, California 92121
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (858) 480-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective as of March 16, 2010, NextWave Wireless Inc. (the “Company”) entered into an Amendment and Limited Waiver (the “Amendment and Waiver”) to the Note Agreements (as defined below) governing the terms of: (i) the Senior Secured Notes (“First Lien Notes”) issued by NextWave Wireless LLC, a direct wholly-owned subsidiary of the Company (“Wireless”), (ii) the Senior-Subordinated Secured Second Lien Notes (“Second Lien Notes”) issued by Wireless and (iii) the Company’s Third Lien Subordinated Secured Convertible Notes (“Third Lien Notes” and, together with the First Lien Notes and Second Lien Notes, collectively, the “Notes”).

Pursuant to the Amendment and Waiver, all holders of the First Lien Notes, Second Lien Notes and Third Lien Notes (collectively, the “Holders”) consented to provide certain waivers under, and to amend the terms of, (i) the Purchase Agreement, dated as of July 17, 2006, among Wireless, the Company, as a guarantor, certain wholly-owned subsidiaries of Wireless that have guaranteed the obligations of Wireless under the First Lien Notes (the “Guarantors”), the Holders of First Lien Notes and The Bank of New York (“BONY”), as Collateral Agent (as amended from time to time, the “First Lien Purchase Agreement”), (ii) the Second Lien Subordinated Note Purchase Agreement, dated as of October 9, 2008, among Wireless, the Company, as a guarantor, the Guarantors, the Holders of Second Lien Notes and BONY, as Collateral Agent (as amended from time to time, the “Second Lien Purchase Agreement”), and (iii) the Third Lien Exchange Agreement dated as of October 9, 2008, among the Company, Wireless, as a guarantor, the Guarantors, the Holders of Third Lien Notes and BONY, as Collateral Agent (as amended from time to time, the “Third Lien Purchase Agreement” and, together with the First Lien Purchase Agreement and the Second Lien Purchase Agreement, the “Note Agreements”).

The material terms of the Amendment and Waiver were effective to:

•
extend the maturity of the First Lien Notes to July 17, 2011, with an additional extension to October 17, 2011 if certain conditions are met, including the pendency of asset sales that would yield net proceeds sufficient to repay all then-outstanding First Lien Notes;

•	extend the maturity of the Second Lien Notes to November 30, 2011;

•	increase the interest payable on the First Lien Notes and Second Lien Notes to a rate of 15% per annum;

•
increase the interest payable on the Third Lien Notes to a rate of 12% per annum initially, increasing 1% per annum on each of December 31, 2010, March 30, 2011, June 30, 2011 and September 30, 2011 to a maximum of 16%;

•	provide that all Notes will receive only payment-in-kind interest for the full term of such Notes, unless the Company elects to pay cash interest;

•
permit incurrence of additional indebtedness up to an aggregate principal amount of $25,000,000 (and any increases due to the payment in kind of interest thereon) under the First Lien Purchase Agreement;

•	reduce the requirement to maintain a minimum cash balance in each of the First Lien Purchase Agreement and the Second Lien Purchase Agreement from $5 million to $1 million;

•	on a one-time basis, defer the requirement to deliver the Company’s six-month operating budget and related certifications;

•	eliminate the requirement that the audit opinion on the Company’s annual financial statements shall be unqualified;

•	provide for the payment of certain First Lien Notes on a priority basis (“Priority Notes”);

•
upon repayment in full of the Priority Notes, permit the Company to retain up to $37.5 million for general working capital purposes and permitted investments, subject to reduction in the amount of any net proceeds from the issuance of First Lien Incremental Notes (as defined below);

•	provide for monthly management meetings for all Holders regarding the status of any pending sales of wireless spectrum assets;

•	permit the Third Lien Holders not currently represented on the Company’s Board of Directors to designate a non-voting observer to attend meetings of the Board of Directors; and

•	eliminate the redemption premium on all Notes.

As an inducement to the Holders to enter into the Amendment and Waiver, the Company and Wireless agreed to pay an amendment fee to each Holder through the issuance of additional Notes under the applicable Note Agreements in an amount equal to 2.5% of the outstanding principal and accrued and unpaid interest on such Holder’s existing Notes (the “Fee Notes”).  The Fee Notes will accrue interest and become payable in accordance with the terms of the Note Agreements and are otherwise are Notes for all purposes and subject to all terms, conditions and obligations of the Note Agreements.

In connection with the Amendment and Waiver, we entered into a binding commitment letter (the “Commitment Letter”) with Avenue Capital Management II, L.P., acting on behalf of its managed investment funds signatory thereto, and Solus Core Opportunities Master Fund Ltd and its affiliates and co-investors, to provide up to $25 million in additional financing through the purchase of additional First Lien Notes (the “First Lien Incremental Notes”).   The terms of the Commitment Letter provide that we will be entitled to borrow up to $25 million in one or more borrowings after March 16, 2010 but prior to July 31, 2010, upon 10 business days notice and subject to the execution of definitive documentation substantially in the form of the definitive agreements governing our existing indebtedness.  Such agreements will require the Company and Wireless to make customary representatives and warranties as a condition to each borrowing.  As with the other First Lien Notes, amounts outstanding under the First Lien Incremental Notes will bear interest at a rate of 15% per annum, payable in kind unless the Company elects to pay cash, and will be secured by a first lien on the same assets securing the Company's First Lien Notes, on a pari passu basis.   No commitment fee or structuring fee is payable in connection with the Commitment Letter.

The transactions contemplated by the Amendment and Waiver and the Commitment Letter were approved and recommended to the Board of Directors of the Company by an independent committee consisting of members of the Board of Directors who do not have any direct or indirect economic interest in the Notes.

Item 3.02                      Unregistered Sales of Equity Securities.

Pursuant to the Amendment and Waiver, the Company issued Third Lien Notes as Fee Notes to the Third Lien Holders.  Third Lien Notes may be exchanged, at the option of the holders thereof, into shares of the Company’s common stock par value $0.001 per share (“Common Stock”), at any time or from time to time prior to the date of any optional or mandatory redemption pursuant to the Third Lien Purchase Agreement, at a conversion price of $11.05 per share (subject to certain adjustments as set forth in the Third Lien Purchase Agreement).

The Third Lien Notes issued as Fee Notes to the Third Lien Holders were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued pursuant to Section 4(2) of the Securities Act.  The Third Lien Notes were issued by the Company only to the existing Holders of Third Lien Notes in connection with the Amendment and Waiver, in a transaction not involving a public offering.  The Company received no cash proceeds from the issuance of the Third Lien Notes issued as Fee Notes.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 2010
NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Francis J. Harding Executive Vice President and Chief Financial Officer